UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 4, 2005
AMIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-50397	51-0309588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 BUCKSKIN ROAD, POCATELLO, IDAHO (Address of Principal Executive Offices)	83201 (Zip Code)
(208) 233-4690
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Effective on March 4, 2005, Christine King, president and CEO of AMIS Holdings, Inc. (the “Company”), extended, until the earlier of June 30, 2006 and the date on which all of the shares subject to the plan are sold, her existing pre-arranged stock trading plan, which Ms. King adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, as previously disclosed in a current report on Form 8-K filed by the Company on December 3, 2004. Prior to this extension, Ms. King’s trading plan would have terminated on September 30, 2005. Ms. King extended the plan in order to continue to diversify her assets for personal financial and estate planning purposes. The shares to be sold under the extended plan consist of all shares issuable upon exercise of Ms. King’s stock options that vest and become exercisable during the term of the plan, or approximately 1.1 million shares of the Company’s common stock (which includes the 450,000 shares previously disclosed as under the plan prior to this extension), and represent 56.83 percent of the shares subject to unexercised options awarded to Ms. King since the beginning of her employment with the Company. Sales under the plan continue to occur from time to time under the direction of Merrill Lynch, Pierce, Fenner & Smith, Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMIS HOLDINGS, INC.
Date: January 25, 2006	By:	/s/ David Henry
		Name:	David Henry
		Title:	Senior Vice President and Chief Financial Officer